UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1140 Avenue of the Americas, Floor 9

New York, New York 10036

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of Material Definitive Agreement.

On November 1, 2021, Avenue Therapeutics, Inc. (“Avenue”) delivered to InvaGen Pharmaceuticals Inc. (“InvaGen”) notice of termination of the Stock Purchase and Merger Agreement (the “Agreement”), dated as of November 12, 2018, by and between Avenue, InvaGen and Madison Pharmaceuticals Inc. (“Madison”). InvaGen owns approximately 35%, or 5,833,333 common shares, of Avenue’s issued and outstanding common stock.

Pursuant to Section 10.5(a)(3) of the Agreement, Avenue exercised its right to terminate the Agreement, as the Second Stage Closing (as defined in the Agreement) did not occur by October 31, 2021.

The Agreement was filed as Exhibit 10.1 to Avenue’s Form 8-K filed on November 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avenue Therapeutics, Inc.
(Registrant)

Date: November 4, 2021
	By:	/s/ Lucy Lu, M.D.
Lucy Lu, M.D.
President and Chief Executive Officer